Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nationwide Life Insurance Company:

We consent to our reports with respect to Nationwide Variable Account - 4 dated March 9, 2007 and Nationwide Life Insurance Company and subsidiaries dated March 1, 2007, included herein, and to the reference to our firm under the heading “Services” in the Statement of Additional Information (File No. 333-135650).  Our report for Nationwide Life Insurance Company and subsidiaries refers to the adoption of the American Institute of Public Accountants' Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts, in 2004.

/s/ KPMG LLP

Columbus, Ohio
September 6, 2007